Exhibit 4.32

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY FROM CLOSING].

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M., TORONTO TIME, ON [INSERT THE DATE THAT IS THREE YEARS FROM CLOSING].

POET TECHNOLOGIES INC.

(existing under the laws of the Province of Ontario)

SHARE PURCHASE WARRANTS

No. W – 2022 – [CERT NO.]	Right to Purchase
[NUMBER OF WARRANTS] Common Shares

WARRANTS FOR PURCHASE OF [NUMBER OF WARRANTS] COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, [HOLDER] (hereinafter called the “Holder”), being the registered Holder of the common share purchase warrants (“Warrants”) represented by this certificate (“Warrant Certificate”) is entitled to subscribe for and purchase [NUMBER OF WARRANTS] fully paid and non-assessable common shares (“Common Shares”) in the capital of POET Technologies Inc. (hereinafter called the “Company”) at any time prior to 5:00 p.m. (Toronto time) on [●][1] (the “Expiry Date”) at a price (the “Exercise Price”) of US$3.61 (or equivalent of C$4.95) per Common Share until the Expiry Date; subject to the terms and conditions hereinafter set forth.

The rights to acquire Common Shares of the Company granted by this Warrant Certificate may be exercised by the Holder prior to the Expiry Date, subject to the terms and conditions herein, in whole or in part (but not as to a fractional Common Share), by surrender by personal delivery hereof or, if sent by mail or other means of transmission upon actual receipt thereof by the Company of this Warrant Certificate together with a duly completed and executed exercise form in the form attached as Schedule “A” (the “Exercise Form”) at the offices of POET Technologies Inc., 120 Eglinton Avenue East, Suite 1170, Toronto, Ontario M4P 1E2, accompanied by a certified cheque, money order or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Common Shares for which Warrants are then exercised.

In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be issued to the Holder within a reasonable time, not exceeding three business days after the rights represented by this Warrant Certificate shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate granting the right to acquire the number of Common Shares, if any, with respect to which the Warrants shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

All share certificates representing the Common Shares issued prior to [●]2 shall bear those legends that may be required under applicable securities laws or under applicable polices of the TSXV (or such other stock exchange or quotation system on which the Common Shares are listed), including the following legend:

1 Note: 3 years from the closing date.

2 Note: 4 months + 1 day from closing date.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY FROM DATE OF CLOSING].”

and, if required by the policies of the TSXV, the following legend:

“WITHOUT THE PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY FROM CLOSING].”

If the Common Shares are issued for the account or benefit of a U.S. Person (as defined herein), such certificates shall bear the following legends in addition to those above:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO POET TECHNOLOGIES INC. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Any new Warrant Certificates issued prior to [●]3 shall bear those legends that may be required under applicable securities laws or under applicable polices of the TSXV (or such other stock exchange or quotation system on which the Common Shares are listed).

If the Warrants or Common Shares offered for sale by the Company are being sold in accordance with Rule 904 of Regulation S, the legend may be removed by providing to the transfer agent for the Company, (i) a declaration in the form attached as Schedule “B” hereof (or as the Company may prescribe from time to time) and (ii) if required by the transfer agent for the Company, an opinion of counsel, of recognized standing reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, that the proposed transfer may be effected without registration under the U.S. Securities Act.

Further, if the Warrants or Common Shares are being sold under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the transfer agent for the Company, an opinion of counsel of recognized standing reasonably satisfactory to the Company, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

3 Note: 4 months + 1 day from closing date.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1. The acquisition rights in effect at any date attaching to this Warrant Certificate shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time prior to the Expiry Date, the Company shall:

(i)	subdivide, redivide or change its outstanding common shares into a greater number of shares; or

(ii)	reduce, combine or consolidate its outstanding common shares into a smaller number of shares

(any of such events being referred to herein as a “Capital Reorganization”)

the Exercise Price of each Common Share shall be adjusted immediately after the effective date of such Capital Reorganization, by multiplying the Exercise Price then in effect by a fraction of which the numerator shall be the total number of common shares outstanding immediately prior to such date and the denominator shall be the total number of common shares outstanding immediately after such date (including, in the case where securities are exchangeable for or convertible into Common Shares, and are distributed, and the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such record date). Such adjustment shall be made successively whenever any event referred to in this subsection shall occur. If and whenever at any time after the date hereof prior to the Expiry Date any of the events set out above shall occur and the occurrence of such event results in an adjustment of the Exercise Price, then the number of Common Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever at any time prior to the Expiry Date, there is a reclassification of the common shares or a capital reorganization of the Company other than as described in subsection 1(a) or a consolidation, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, the Holder of this Warrant Certificate if it has not exercised its right of acquisition, as at the effective date of such reclassification, capital reorganization, consolidation, amalgamation or merger, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that the Holder of this Warrant Certificate would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, that the Holder of this Warrant Certificate would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation or merger, if, on the record date or the effective date thereof, as the case may be, the Holder of this Warrant Certificate had been the registered holder of the number of Common Shares entitled to be acquired by it. If determined appropriate by the Holder of this Warrant Certificate to give effect to or to evidence the provisions of this subsection 1(b), the Company or its successor, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation or merger, issue new Warrants which shall provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder of this Warrant Certificate is entitled on the exercise of its acquisition rights thereafter. Any new Warrants issued by the Company or any successor to the Company shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 1 and which shall apply to successive reclassification, reorganizations, amalgamations, consolidations or mergers; and

(c)	the adjustments provided for in this Section 1 in the number of Common Shares and classes of securities which are to be received on the exercise of the Warrants are cumulative. After any adjustment pursuant to this Section, the term “Common Shares” where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder of this Warrant Certificate is entitled to receive upon the exercise of the Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder of this Warrant Certificate is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Warrant.

2. All shares of any class or other securities which the Holder of this Warrant Certificate is at the time in question entitled to receive on the exercise of the Warrants, whether or not as a result of adjustments made pursuant to Section 1 shall, for the purposes of the interpretation hereof, be deemed to be shares which the Holder of this Warrant Certificate is entitled to acquire pursuant to such Warrant Certificate.

3. Notwithstanding anything in Section 1, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Warrant Certificate.

4. As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary or desirable in order that the Company or a successor company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares and other securities which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

5. The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 1, deliver a certificate of the Company to the Holder of this Warrant Certificate specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6. The Company shall not be required to deliver certificates for the Common Share while the share transfer books of the Company are properly closed prior to any meeting of shareholders, for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five business days after the date of the re-opening of said share transfer books. Any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books have been re-opened.

7. So long as this Warrant Certificate shall be outstanding, if any capital reorganization of the Company, reclassification of the capital of the Company, consolidation or merger of the Company with or into another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 15 days prior the date of such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up is to take place, a notice containing a brief description of the proposed action and stating the date of such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of common shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

8. In accordance with the terms and conditions contained herein this Warrant Certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by the TSXV. If at any time a dispute arises with respect to adjustments provide for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

9. This Warrant Certificate will not entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

10. As provided in the Exercise Form, this Warrant Certificate may not be exercised in the United States or by or for the account or benefit of a U.S. Person (“U.S. Person” and “United States” having the meanings ascribed thereto under the United States Securities Act of 1933, as amended (the “1933 Act”)) unless the underlying shares are registered under the 1933 Act and applicable securities laws or unless an exemption from such registration is available.

11. Any notice, direction or other instrument required or permitted to be given hereunder to the Company or the Holder must be in writing and may be given by sending the same by facsimile transmission or by e-mail (if an e-mail address has been provided by the recipient), or delivering the same to such party at the following address:

(a)	If to the Company:

POET Technologies Inc.
120 Eglinton Avenue East, Suite 1107
Toronto, Ontario M4P 1E2

Attention: Kevin Barnes, Vice President, Finance & Administration & Corporate Controller

Email: kb@poet-technologies.com

(b)	If to the Holder, to the name and address or e-mail address (if one has been supplied by the recipient) appearing on the front page of this Warrant Certificate.

Any notice, direction or instrument aforesaid shall:

(c)	if by facsimile transmission, be deemed to have been given or made upon the completion of the facsimile transmission; or

(d)	if delivered by mail or by hand, be deemed to have been given or made at the time of delivery.

Any party may give written notice of change of address in the same manner, in which event such notice will thereafter be given to it as above provided at such changed address.

12. This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the office of the Company, for a new Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such Holder hereof at the time of such surrender.

13. As used herein, the term “Common Shares” shall mean and include the Company’s presently authorized common shares without par value and shall also include any other authorized classes of voting shares in the capital of the Company which do not have special rights and restrictions attaching fixed dividends thereto or limiting the participation of holders of such shares of such classes in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

14. The securities which will be issued upon the exercise of the rights represented by this Warrant Certificate have not been and will not be registered under the United States federal or state securities laws and may not be offered for sale, sold or otherwise transferred, on the books of the Company, without registration of such securities under all applicable United States federal and state securities laws or compliance with an applicable exemption therefrom, such compliance, at the option of the Company, to be evidenced by an opinion of the Holder’s counsel, in the form acceptable to the Company, that no violation of such registration provisions would result from any proposed transfer or assignment and the holder acknowledges that a legend to that effect will be placed upon all certificates representing any securities issued to any U.S. Person or Persons within the U.S. upon the exercise of the rights represented by this Warrant Certificate.

15. This Warrant Certificate may only be amended by a written instrument signed by both the Holder and the Company.

16. This Warrant Certificate may be signed digitally or by other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Warrant Certificate transmitted by facsimile, email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Warrant Certificate, provided that if this Warrant Certificate bears a digital or electronic signature as contemplated above and the Company is delivering this Warrant Certificate by electronic transmission pursuant to this Section 16, then the Company represents to the Holder that the electronically transmitted Warrant Certificate is the only executed copy to be issued to the Holder by the Company.

[Remainder of page intentionally left blank. Signature page follows.]

This Warrant Certificate may be exercised only at the offices of POET Technologies Inc., 120 Eglinton Avenue East, Suite 1107, Toronto, Ontario M4P 1E2.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ___________day of ___________ , 2022.

POET TECHNOLOGIES INC.

Per:
Authorized Signing Officer

[Signature Page]

Schedule “A”
Exercise Form

TO:	POET TECHNOLOGIES INC. 120 EGLINTON AVENUE EAST, SUITE 1107 TORONTO, ONTARIO M4P 1E2

The undersigned hereby exercised the right to purchase and hereby subscribes for ___________________ Common Shares of POET Technologies Inc. (the “Company”) according to the terms and conditions referenced in the attached Warrant Certificate, and herewith makes payment by wire transfer, certified cheque, bank draft or money order of the purchase price in full for the said shares. Undefined capitalized terms used herein shall have that meaning ascribed to them in the Warrant Certificate.

(Please check the ONE box applicable):

☐	A.	The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this exercise form is not in the United States; (ii) is not a U.S. person; (iii) is not exercising the Warrants for the account or benefit of a U.S. person or person in the United States; and (iv) the delivery of the underlying Common Shares will not be to an address in the United States.

☐	B.	The undersigned holder (a) is the original U.S. purchaser who purchased the Warrants pursuant to the Company’s private placement unit offering who delivered the U.S. Accredited Investor Certificate attached as Schedule C to the subscription agreement in connection with its purchase of units (the “Units”) (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased the Units, and (c) is, and such disclosed principal, if any, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement remain true and correct as of the date of exercise of these Warrants in respect to the exercise of the Warrants.

☐	C.	The undersigned holder has delivered to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that an exemption is available from the registration requirements of the 1933 Act and applicable securities laws of any state of the United States or other evidence satisfactory to the Company that an exemption is available from the registration requirements of the 1933 Act and applicable securities laws of any state of the United States.

☐	D.	The undersigned holder: (i) is not (and is not exercising the Warrants for the account or benefit of) a U.S. person, as defined in Regulation S of the 1933 Act; (ii) did not execute or deliver this exercise form while within any state, territory or possession of the United States; and (iii) has in all other respects complied with the terms of Regulation S of the 1933 Act, or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

The undersigned hereby further acknowledges and agrees that all share certificates representing the Common Shares, if issued prior to [●], shall bear those legends that may be required under applicable securities laws or under applicable polices of the TSX Venture Exchange (or such other stock exchange or quotation system on which the Common Shares are listed), including the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY FROM DATE OF CLOSING]”

A-1

and, if required by the policies of the TSX Venture Exchange, the following legend:

“WITHOUT THE PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY FROM CLOSING].”

If the Common Shares are issued for the account or benefit of a U.S. Person, such certificates shall bear the following legends in addition to those above:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO POET TECHNOLOGIES INC. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

“U.S. person” and “United States” are used as defined in Regulation S under the 1933 Act.

A-2

DATED at _________, _________, this __________day of ___________, 20_________.

Name of Warrant Holder

Authorized Signatory

Address of Warrant Holder

Registration Instructions	Delivery Instructions:

Name:	Account Reference, if applicable:

Account Reference, if applicable:	Contact Name:

Address:	Address:

Telephone Number: ( )

A-3

Schedule “B”
Form of Declaration for Removal of Legend

TO:	Computershare Trust Company of Canada, as registrar and transfer agent

AND TO:	POET Technologies Inc. (the “Company”)

The undersigned (A) acknowledges that the sale of of the Company represented by certificate number to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market (such as the TSX Venture Exchange, the Toronto Stock Exchange) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. person; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:	X
Authorized Signatory

Name of Seller (please print)

Name of Authorized Signatory (please print)

Title of Authorized Signatory (please print)

B-1

Affirmation By Seller’s Broker-Dealer (required for sales in accordance with Section (B)(2)(b) above)

We have read the foregoing representations of our customer, ____________(the “Seller”) dated ____________, with regard to our sale, for such Seller’s account, of the securities of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of designated offshore securities market, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm

By:
Authorized Officer

Dated:

B-2